UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

AI TECHNOLOGY GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada	20-1044677
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

50 W Liberty St. Suite 880 Reno NV 89501

 (Address of principal executive offices)

800-394-7440

(Registrant’s telephone number, including area code)

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be so registered	Name of Exchange on which each class is to be registered
Common Stock, $.001	N/A

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

Copies to:

Ronald S. McIntyre

rsm1636@telus.net

(604) 726-0640 (Tel.)

EXPLANATORY NOTE

This registration statement on Form 10 (the “Registration Statement”) is being filed by AI Technology Group Inc. (the “Company” or “Registrant”) in order to register common stock of the Company voluntarily pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended (the “Exchange Act.”) The Company is not required to file this Registration Statement pursuant to the Securities Act of 1933, as amended (the “Securities Act.”)

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.  The registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 100 F Street, NW, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at l.800.SEC.0330. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The address of the SEC’s Website is http://sec.report.

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Business

Our Company

AI Technology Group Inc., a Nevada corporation (“AI”, the “Company, “we”, “us” or “our”) is a public shell company seeking to create value for its shareholders by merging with another entity with experienced management and opportunities for growth in return for shares of our common stock.

AI Technology Group Inc. entered into a definitive agreement dated August 1, 2025 with Biomed360 Solutions Corp. and AVM Biotechnology Inc. (“AVM”) and such agreement contemplates the acquisition of AVM by AI through the issuance of shares of AI to the shareholders of AVM.  The agreement also requires AI to provide certain convertible loans to AVM over the next several months prior to closing.  Closing of this proposed transaction is subject to a number of conditions customary for transactions of this type. There is no assurance that this transaction will close.

AVM – AI Technology Group definitive agreement: Key Points

Parties

•	Parent: AI Technology Group Inc. (Nevada)
•	Target: AVM Biotechnology Inc. (Washington)
•	Affiliate: BioMed360 Solutions Corp. (British Columbia)
•	Merger Sub: New WA-incorporated subsidiary of Parent (created for this deal)

Deal Structure

•	Merger Sub merges into AVM → AVM survives as a wholly-owned subsidiary of Parent.
•	AVM shareholders get Parent shares (“Consideration Shares,” $2.50 value) in exchange for AVM shares.
•	Parent pays off AVM’s Loan Facility (~$2.6M + interest).
•	AVM’s stock options/warrants convert into equivalent Parent securities.

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Investment Commitments (convert to Parent shares)

1.	Tranche 1: $1M–$1.5M (already provided, $1.00/share).
2.	Tranche 2: $1M on 4 dates (Aug 31, Oct 31, Dec 31, 2025 & Feb 28, 2026) – $2.50/share.
3.	Tranche 3: $10M–$25M by Closing – $2.50/share.

Closing Requirements (no later than Mar 31, 2026 unless extended)

•	Regulatory approvals (Schedule C).
•	Employment agreement with Key Employee (Theresa Deisher).
•	Net working capital ≥ $5M & net worth ≥ $6M at Closing.
•	No material adverse change to AVM.

Management & Governance

•	Current AVM directors/officers stay; Parent may add up to 2 directors.
•	AVM adopts Merger Sub’s charter/bylaws at Closing.

Covenants

•	AVM must operate normally, keep insurance, get needed consents, avoid other offers.
•	Parent assists with approvals, maintains confidentiality, manages employee matters.

If Deal Fails

•	Investment amounts convert to AVM common shares at $1.00 (Tranche 1) or $2.50 (Tranches 2 & 3).

Because there is no assurance that this transaction will close, we do not propose to restrict our search for a business opportunity to any particular industry or geographical area and may, therefore, engage in essentially any business in any industry. We have unrestricted discretion in seeking and participating in a business opportunity, subject to the availability of such opportunities, economic conditions, and other factors.

The selection of a business opportunity in which to participate is complex and risky. Additionally, we have only limited resources and may find it difficult to locate good opportunities. There can be no assurance that we will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to us and our shareholders. We will select any potential business opportunity based on our management’s best business judgment.

Our activities are subject to several significant risks, which arise primarily as a result of the fact that we have no specific business, and may acquire or participate in a business opportunity based on the decision of management, which potentially could act without the consent, vote, or approval of our shareholders. The risks faced by us are further increased as a result of its lack of resources and our inability to provide a prospective business opportunity with significant capital.

History of the Company

The Company was incorporated on September 29, 1999 under the laws of the State of Nevada.  The primary business purpose of the Company was to undertake research and development relating to an electromagnetic motor. The Company was in the development state.

On June 1, 2001, the Company's board of directors executed a unanimous written consent to amend its articles of incorporation to provide that the name of the Company be changed from Bedini Technology, Inc. to Energenx Inc. On Sep 28, 2019 the name of the company was changed to Al Technology Group, Inc. and its trading symbol was changed from EENX to AIPG (hereinafter "AIPG" or the "Company").

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The Company was in the business of real estate development and focused on emerging markets. As of March 31, 2009, the Company has ceased operations, the value of all previously held properties have been impaired to reflect the current status.

On April 09, 2018, the eight judicial District Court of Nevada appointed Custodian Ventures, LLC as custodian for Energenx, Inc., proper notice having been given to the officers and directors of Energenx, Inc.

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $ $4,359,105.  As at June 30, 2025 the Company has a working capital deficit of $ $45,548.  The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses.  The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

Item 1A. Risk Factors.

Risks Related to Our Company

We are a recently re-organized development stage company but have not yet commenced operations in our business.  We expect to incur operating losses for the foreseeable future.

We were incorporated on September 29, 1999 and ceased all operations March 31, 2009 and to date have been involved primarily in re-organization activities. We have not yet commenced business operations.  Further, we have not yet fully developed our business plan, or our management team, nor have we targeted or assembled any real or intangible property rights.  Accordingly, we have no way to evaluate the likelihood that our business will be successful.  We have not earned any revenues as of the date of this prospectus. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the market acceptance of acquisition of business or assets we have yet to acquire, developing relationship with suppliers, distribution and challenges, and additional costs and expenses that may exceed current estimates.  Prior to time that we are ready to market and distribute a prospective product line, we anticipate that the Company will incur increased operating expenses without realizing any revenues.  We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forth-coming we will not be able to continue business operations.  There is no operating history upon which to base any assumption as to the likelihood that we will prove successful and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our yet to be determined acquisition of business or assets and subsequent business operations will most likely fail.

We have incurred net losses since our inception and expect losses to continue.

We have not been profitable since our inception.  Since our inception on September 29, 1999 to June 30, 2025, we had an accumulated deficit of ($4,359,105). There is a risk that we may never bring our yet to be determined acquisition of business or assets and subsequent business operations to the marketplace. In addition, there is no guarantee and that our subsequent operations will be profitable in the future and you could lose your entire investment.

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We may not be able to continue as a going concern if we do not obtain additional financing.

Our independent accountant’s audit report states that there is substantial doubt about our ability to continue as a going concern. We have incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern. Therefore, our ability to continue as a going concern is highly dependent upon obtaining additional financing for our planned operations. There can be no assurance that we will be able to raise any additional funds, or we are able to raise additional funds, that such funds will be in the amounts required or on terms favourable to us.

Our current president and chief executive officer has other business interests.

Marcus Johnson, our President and Chief Executive Officer, currently devotes approximately eight hours per week providing management services to us.  While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business.  The loss of Mr. Johnson to our company could negatively impact our business development.

We have requirements for and there is an uncertainty of access to additional capital.

We will continue to incur development costs to fund the acquisition of business or assets and plan to operate any subsequent business operations from working capital, equity subscriptions and shareholders’ loans. Ultimately, our ability to continue our business operations depends in part on our ability to obtain financing through, debt financing, equity financing, or commence operations and generate revenues or some combination of these or other means. There can be no assurance that we will be able to obtain any such financing.

We have no cash flow from operations and depend on equity financing and shareholder loans for our operations.

We have no current operations do not generate any cash flow. Our current operating funds are less than necessary to complete our intended plan of operations real and/or intangible property. We will need additional funds.  Our failure to obtain such additional financing could result in delay or indefinite postponement of further of any subsequent operations which would have a material adverse effect on our business.

We lack an operating history.

We were incorporated on September 29, 1999 and we have ceased operations on March 31, 2009.  Since March 31, 2009, we have no operating history upon which an evaluation of our future success or failure can be made.

We expect to incur losses in the future.

Until the acquisition of business or assets and subsequent business operations, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues.  We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of any services/products we may develop; fluctuations in the demands of any products; the amount and timing operating costs and capital expenditures relating to expansion of subsequent business, operations, infrastructure and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition and operating results.

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Risks Associated With This Registration Statement

Our stock will be a penny stock.  Trading of our stock may be restricted by the SEC’s penny stock regulations and FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our common stock will be subject to the “Penny Stock” Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

We are not registered on any market or public stock exchange.  There is presently no demand for our common stock and to public market exists for the shares being offered in this prospectus.  We plan to contact a market maker immediately following the completion of the offering and apply to have our shares of common stock quoted on the OTC Markets OTCID (“OTC”).  The OTC is a quotation service that displays real-time quotes, last sale prices and volume information in the over-the-counter securities.  The OTC is not an issuer listing service, market or exchange.  Although the OTC does not have any listing requirements per say, to be eligible for quotation on the OTC, issuers must remain correct in their filings with the SEC or applicable regulatory authority and current with the Company filing its Management Certification on OTC.  Market makers are not permitted to begin quotation of a security whose issue does not meet the filing requirements. Securities already quoted on the OTC that become delinquent in their required filings may be removed following a 30-to-60-day grace period if they do not make their required filings during that time. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market four our securities.

The Company’s management could issue additional shares.

The Company has 600,000,000 authorized common shares, of which 1,603,413 are currently issued and outstanding; and 5,000,000 in preferred shares. No preferred shares have been issued> The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity portion of the Company’s current shareholders.  Additionally, large share issuances would generally have a negative impact on the Company’s share price.

We do not anticipate paying dividends.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any for the operation, growth and expansion of our subsequent business.  Because the Company does not anticipate paying cash dividends in the foreseeable future which may lower expected returns for investors, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

Risks Related to Investing in Our Company

We lack an operating history.

We were incorporated on September 29, 1999 and we have ceased operations on March 31, 2009.  Since March 31, 2009, we have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the Company is a development stage emerging growth company that seeks to becoming a multi-industry technology-based enterprise primarily through merger and acquisition of business assets and through subsequent business operations, our ability to attract customers and to generate revenues through our sales.

We expect to incur losses in the future.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues.  We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

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Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Factors that may cause our operating results to fluctuate significantly include: our ability to generate enough working capital from future equity sales; the level of commercial acceptance by the public of our services/products; fluctuations in the demands of products; the amount and timing operating costs and capital expenditures relating to expansion of our subsequent business, operations, infrastructure and general economic conditions. If realized, any of these factors could have a material effect on our business, financial condition and operating results.

Item 2. Financial Information.

Management’s Discussion and Analysis of Financial Condition and Results of Operation.

Fiscal Year Ended December 31, 2024 compared to Year Ended December 31, 2023

We did not earn any revenues for the year ended December 31, 2024 and December 31, 2023.

Expenses for the year ended December 31, 2024 totaled $8,374 consisting primarily of General and administrative expenses of $8,374 resulting in a net loss of $8,374. Expenses for the Year ended December 31, 2023 totaled $5,739 consisting primarily of General and administrative expenses, resulting in a net loss of $5,739. The decrease in General and administrative expenses from fiscal 2024 to fiscal 2023 was primarily due to the decrease in expenses relating to dues and subscriptions.

Capital Resources and Liquidity

Since our director may be unwilling or unable to loan or advance us additional capital, we believe that if we do not raise additional capital over the next 12 months following the filing of this annual report, we may be required to suspend or cease the implementation of our business plans. If we are unable to raise additional funds, there is substantial doubt as to our ability to continue as a going concern.

As of December 31, 2024, we had $Nil in cash and $5,445 in prepaid expenses of assets compared to $Nil in cash and $5,280 in prepaid expenses of assets as of December 31, 2023. As of December 31, 2024, we had $46,732 of liabilities compared to $38,193 of liabilities as of December 31, 2023. We anticipate that our cash generated from financing activities will be insufficient to satisfy our liquidity requirements for the next 12 months. To date, the Company has incurred operating losses of $(4,354,844)

The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. We agree with our auditors that our auditor has expressed substantial doubt about our ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

We expect to incur marketing, professional, and administrative expenses as well expenses associated with maintaining our filings with the Commission. We will require additional funds during this time and will seek to raise the necessary additional capital. If we are unable to obtain additional financing, we may be required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results. Additional funding may not be available on favorable terms, if at all. The Company intends to continue to fund its business by way of equity or debt financing and advances from related parties. Any inability to raise capital as needed would have a material adverse effect on our business, financial condition and results of operations.

If we cannot raise additional funds, we will have to cease business operations. As a result, investors in the Company’s common stock would lose all of their investment.

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Off Balance Sheet Arrangements

There are no off-balance sheet arrangements currently contemplated by management or in place that are reasonably likely to have a current or future effect on the business, financial condition, changes in financial condition, revenue or expenses, result of operations, liquidity, capital expenditures and/or capital resources.

Recent Accounting Standards

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting standards that have been issued that might have a material impact on its financial position or results of operations.

For the Quarter Ended March 31, 2025

Capital Resources and Liquidity

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business unless we obtain additional capital. No substantial revenues from our planned business model are anticipated until we have raised sufficient monies to implement our business model. The Company will need to seek capital from other resources such as private placements in the Company’s common stock or debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage company with no or limited operations to date, it would likely have to pay additional costs associated with such financing and in the case of high-risk loans be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such financing.  If the company cannot raise additional proceeds via such financing, it would be required to cease business operations.

As of March 31, 2025 we had $NIL in cash and $3,959 in Prepaid expenses. On December 31, 2024 and $NIL in cash  and Prepaid expenses of $5,445. We anticipate that our current cash and cash equivalents and cash generated from financing activities will be insufficient to satisfy our liquidity requirements for the next 12 months. To date, the Company has an accumulated deficit of ($4,356,967).

The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. We agree with our auditors that our auditor has expressed substantial doubt about our ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

We expect to incur marketing, professional, and administrative expenses as well expenses associated with maintaining our filings with the Commission. We will require additional funds during this time and will seek to raise the necessary additional capital. If we are unable to obtain additional financing, we may be required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results. Additional funding may not be available on favorable terms, if at all. The Company intends to continue to fund its business by way of equity or debt financing and advances from related parties. Any inability to raise capital as needed would have a material adverse effect on our business, financial condition and results of operations.

If we cannot raise additional funds, we will have to cease business operations. As a result, investors in the Company’s common stock would lose all of their investment. We also do not expect any significant additions to the number of employees.

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Results of Operations

At June 30, 2025, the Company was not engaged in continued business. There is minimal historical operational information about us on which to base an evaluation of our performance.

We had $NIL in revenue for the six-month period ended June 30, 2025 as compared to revenue for six-month period ended June 30, 2024 of $NIL.

Total expenses in the six-month period ended June 30, 2025 were $4,260 as compared to total expenses for the six-month period ended June 30, 2024 of $1,212 resulting in a Net Loss for the six-month period ended June 30, 2025 of $4,260 as compared to a Net Loss of $1,212 for the six-month period ended June 30, 2024. The Net Loss for the six-month period ended June 30, 2025 is a result of General and administrative expense of $4,260 as compared to the Net Loss for the six-month period ended June 30, 2024 of $1,212 is a result of General and administrative expense of $1,212

As of June 30, 2025 we had $NIL in cash and $2,474 in Prepaid expenses. On December 31, 2024 and $NIL in cash  and Prepaid expenses of $5,445. We anticipate that our current cash and cash equivalents and cash generated from financing activities will be insufficient to satisfy our liquidity requirements for the next 12 months. To date, the Company has an accumulated deficit of ($4,359,105).

Off-balance sheet arrangements

There are no off-balance sheet arrangements currently contemplated by management or in place that are reasonably likely to have a current or future effect on the business, financial condition, changes in financial condition, revenue or expenses, result of operations, liquidity, capital expenditures and/or capital resources.

Item 3. Properties.

The Company neither rents nor owns any properties. The Company utilizes the office space of its management at no cost. Management estimates such amounts to be immaterial. The Company currently has no policy with respect to investments or interests in real estate, real estate mortgages or securities of, or interests in, persons primarily engaged in real estate activities.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth information regarding the number of shares of Common Stock beneficially owned on December 31, 2024, by each person who is known by the Company to beneficially own 5% or more of the Company’s Common Stock, each of the Company’s directors and executive officers, and all of the Company’s directors and executive officers, as a group: On December 31, 2024 we had 1,603,413 shares of common stock outstanding.

Name of Beneficial Owner	Common Shares Owned	Options Exercisable	Common Shares Beneficially owned	Percentage of Class (2)
Bellingham Prospects Inc. (1)	1,264,234	0	0	78.8%
All officers and Directors as a group (1 person)	1,264,234	0	0	78.8%
Greater than 5% Shareholders	1,264,234	0	0	78.8%

(1)	Marcus Johnson has sole dispositive rights and voting rights over Bellingham Prospects Inc. common shares owned and Marcus Johnson is President, Treasurer, Secretary and Sole Director of the Company.

(2)	Based on 1,603,413 shares outstanding as of the date of this Registration Statement.

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This table is based upon information derived from our stock records. We believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned; except as set forth above, applicable percentages are based upon 1,603,413 shares of common stock outstanding as of the date of this registration statement on Form 10.

Item 5. Directors and Executive Officers.

(a)  Identification of Directors and Executive Officers.

Our officers and directors and additional information concerning them are as follows:

Name	Age	Position(s)

Marcus Johnson	76	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since July 29,2025 and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Marcus M. Johnson, Architect

Bellingham, Washington

Marcus M. Johnson is a licensed architect in the State of Washington (License #2827, registered 1976) and has previously held registrations in California, Oregon, and Wyoming. He earned his Bachelor of Architecture degree from the University of Washington in 1972 and has since built a career spanning decades of leadership in architectural practice.

As principal of several firms—including Architects Johnson/Erlewine/Christensen & Associates, Johnson, Christensen & Associates, and Zervas, Taysi, Johnson, Christensen Architects—Mr. Johnson has played a key role in shaping commercial architecture in the Pacific Northwest. For the past 5 he has been the principal architect of his own firm, Marcus M. Johnson, Architects, based in Bellingham, Washington.

Throughout his career, he has served as the Architect of Record for a wide range of commercial building projects. His experience includes the design of offices, medical facilities, dental clinics, factories, restaurants, and retail spaces, reflecting both technical expertise and a versatility in addressing the unique requirements of different industries.

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No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

•

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

(e) The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire.

(f) Code of Ethics. We do not currently have a code of ethics.

Item 6. Executive Compensation.

No officer or director has received any compensation from the Company since the inception of the Company. Until the Company acquires additional capital, it is not anticipated that any officer or director will receive compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company. Our officer and director intend to devote very limited time to our affairs.

The Company has no stock option, retirement, pension, or profit- sharing programs for the benefit of directors, officers or other employees, but our sole officer and director may recommend adoption of one or more such programs in the future.

There are no understandings or agreements regarding compensation our management will receive after a business combination that is required to be disclosed.

The Company does not have a standing compensation committee or a committee performing similar functions, since the Board of Directors has determined not to compensate the officer and director until such time that the Company completes a reverse merger or business combination.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

Corporate Governance and Director Independence.

The Company has not:

•

established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor

•	established any committees of the board of directors.

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Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time. The board of directors takes the position that management of a target business will establish committees that will be suitable for its operations after the Company consummates a business combination.

As of the date hereof, the entire board serves as the Company’s audit committee.

Conflicts of Interest

At the present time, the company does not foresee any direct conflict between Mr. Johnson’s other business interests and his involvement in AI Technology Group Inc.

Item 8. Legal Proceedings.

None

Item 9. Market Price of and Dividends on the Company’s Common Equity and Related Stockholder Matters.

(a) Market Information.

Our Common Stock is quoted on the OTC Markets Group, Inc.'s OTCID tier under the symbol "AIPG." On September 10, 2025, the closing bid price of our Common Stock was $0.0155 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

We cannot assure you that a trading market for our common stock will ever develop. The Company has not registered its class of common stock for resale under the blue-sky laws of any state and current management does not anticipate doing so. The holders of shares of common stock, and persons who may desire to purchase shares of our common stock in any trading market that might develop in the future, should be aware that significant state blue sky law restrictions may exist which could limit the ability of stockholders to sell their shares and limit potential purchasers from acquiring our common stock.

With the exception of the definitive agreement dated August 1, 2025 with Biomed360 Solutions Corp. and AVM Biotechnology Inc., the Company is not obligated by contract or otherwise to issue any securities and there are no outstanding securities which are convertible into or exchangeable for shares of our common stock, furthermore, there are currently no outstanding warrants on any of our securities. All outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act of 1933, because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act of 1933 or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act of 1933, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act of 1933.

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Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

Neither the Company nor its officer and director has any present plan, proposal, arrangement, understanding or intention of selling any unissued or outstanding shares of common stock in the public market subsequent to a business combination. Nevertheless, in the event that a substantial number of shares of our common stock were to be sold in any public market that may develop for our securities subsequent to a business combination, such sales may adversely affect the price for the sale of the Company’s common stock securities in any such trading market. We cannot predict what effect, if any, market sales of currently restricted shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time, if any.

(b) Holders.

As of December 24, 2024, the Company had 173 shareholders of record.

(b)  Dividends.

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Company’s business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

Item 10. Recent Sales of Unregistered Securities.

None

Item 11. Description of Registrant’s Securities to be Registered.

Capital Stock

We are authorized to issue 600,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of December 31, 2024, 1,603,413    shares of Common Stock are issued and outstanding. As of December 31, 2024, none of our Preferred stock is issued and outstanding.

All of our shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof (a) to one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (b) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (c) to participate pro rata in any distribution of assets available for distribution upon liquidation. Holders of our common stock have no pre-emptive rights to acquire additional shares of common stock or any other securities. Our common stock is not subject to redemption and carries no subscription or conversion rights.

14

Our certificate of incorporation also provides that the board of directors has the flexibility to set new classes, series, and other terms and conditions of the preferred shares. Preferred shares may be issued from time to time in one or more series in the discretion of the board of directors. The board has the authority to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.

Our certificate of incorporation also provides that the board of directors may issue preferred shares may be issued without further stockholder approval and for such purposes as the board deems in the best interest of our company including future stock splits and split-ups, stock dividends, equity financings and issuances for acquisitions and business combinations. In addition, such authorized but unissued common and preferred shares could be used by the board of directors for defensive purposes against a hostile takeover attempt, including (by way of example) the private placement of shares or the granting of options to purchase shares to persons or entities sympathetic to, or contractually bound to support, management. We have no such present arrangement or understanding with any person. Further, the common and preferred shares may be reserved for issuance upon exercise of stock purchase rights designed to deter hostile takeovers, commonly known as a ‘‘poison pill.’’

Common Stock

The holders of common stock are entitled to one vote per share. The Company’s Certificate of Incorporation does not provide for cumulative voting. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up of the Company, the holders of common stock are entitled to share ratably in all assets of the Company which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding Preferred Stock. The holders of common stock have no pre-emptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are, and the common stock reserved for issuance upon conversion of the Preferred Stock and exercise of the Warrants will be, when issued, fully-paid and non-assessable.

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock, $.001 par value, with such designations, rights and preferences as may be determined from time to time by the Board of Directors, of which no shares are designated.

Trading Information

The Company’s common stock is traded in the over-the-counter market and is quoted on the OTC Markets OTCID under the symbol ‘‘AIPG.’’ The trading market for the common stock has been extremely limited and sporadic.

15

The following table sets forth for the respective periods indicated the prices of our common stock in this market as reported and summarized by the National Quotation Bureau. Such prices are based on inter-dealer bid and asked prices, without markup, markdown, commissions, or adjustments and may not represent actual transactions. During the fiscal years ended December 31, 2020 and 2019 and for the third month thru March 31, 2021, the company’s common stock had a trading history as follows:

Fiscal Year 2024	Hi	Low

March 31, 2024	Not Available	Not Available
June 30, 2024	Not Available	Not Available
September 30, 2024	$.016	$.016
December 31, 2024	$.0251	$.0251

Fiscal Year 2025

March 31, 2025	$.0251	$.0251
June 30, 2025	$.013	$.013
September 10, 2025	$.0155	$.0155
December 31, 2025	TBD	TBD

Last Reported Price

On September 10, 2025, the last reported bid price of our shares of common stock reported on the Pink Sheets was $0.0155 per share.

The Company anticipates that it will apply to list the common stock on the American Stock Exchange or the NASDAQ SmallCap Market. No assurance can be given that the Company will satisfy the initial listing requirements, or that its shares of common stock will ever be listed on those trading markets.

Transfer Agent

The Transfer Agent for shares of the Company’s securities is Nevada Agency and Transfer Company 50 W Liberty St # 880 Reno, NV 89501. The Company will serve as warrant agent for the warrants unless Company determines to appoint a commercial transfer agent for such securities.

Anti-Takeover Effect of Nevada Law, Certain By-Law Provisions

Certain provisions of our by-laws are intended to strengthen our Board’s position in the event of a hostile takeover attempt. These by-law provisions have the following effects:

•

they provide that only business brought before an annual meeting by our Board or by a stockholder who complies with the procedures set forth in the by-laws may be transacted at an annual meeting of stockholders; and

•	they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

We are subject to the provisions of Section 203 of the Nevada General Corporation Law (the ‘‘DGCL’’), an anti-takeover law. In general, Section 203 prohibits a publicly held Nevada corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a ‘‘business combination’’ includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

16

Item 12. Indemnification of Directors and Officers.

As permitted by the provisions of the DGCL, we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of ours, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.

We must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer, employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.

We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified.

The DGCL also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was

•	a director, officer, employee or agent of ours,

•	or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises.

Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

17

Item 13.  Financial Statements and Supplementary Data.

We set forth below a list of our audited financial statements included in this Registration Statement on Form 10.

(i) Balance Sheet as of December 31, 2024 and December 31, 2023

(ii) Statement of Operations for the periods ending December 31, 2024 and December 31, 2023

(iii) Statement of Changes in Stockholders’ Equity (Deficit) for the periods ending December 31, 2024 and December 31, 2023

(iv) Statement of Cash for the periods ending December 31, 2024 and December 31, 2023

(v) Notes to Financial Statements

We set forth below a list of our unaudited financial statements included in this Registration Statement on Form 10.

(i) Balance Sheet as of March 31, 2025

(ii) Statement of Operations for the three months ending March 31, 2025 and March 31, 2024

(iii) Statement of Changes in Stockholders’ Equity (Deficit) for the periods ending March 31, 2025

(iv) Statement of Cash for the three months ending March 31, 2025 and March 31, 2024

(v) Notes to Financial Statements

(vi) Balance Sheet as of June 30, 2025

(vii) Statement of Operations for the six-months ending June 30, 2025 and June 30, 2024

(viii) Statement of Changes in Stockholders’ Equity (Deficit) for the periods ending June 30, 2025

(ix) Statement of Cash for the six- months ending June 30, 2025 and June 30, 2024

(x) Notes to Financial Statements

18

AI TECHNOLOGY GROUP, INC.

FINANCIAL STATEMENTS

For the years ended December 31, 2024 and 2023

F-1

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

Vancouver, WA 98666

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders & Board of Directors

A1 Technologies Group Inc.

Opinion on the Financial Statements

We have audited the accompanying restated balance sheets of A1 Technologies Group Inc. (the Company) as of December 31, 2024 and 2023 and the related restated statements of operations, changes in stockholders’ deficit, cash flows, and the related notes (collectively referred to as “financial statements”) for the years then ended. In our opinion, the restated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, although the Company has limited operations it has yet to attain profitability. This raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of Previously Issued Financial Statements

As discussed in Note 6 to the financial statements, the Company has restated its previously issued financial statements for the year ended December 31, 2024 and 2023. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/S/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

We have served as the Company’s auditor since 2025.

PCAOB ID: 6108

Vancouver, Washington

September 3, 2025

F-2

AI TECHNOLOGY GROUP, INC.

BALANCE SHEET

(Audited)

	December 31, 2024 (Audited Restated)	December 31, 2023 (As restated)

ASSETS

CURRENT ASSETS
Cash	$-	$-
Prepaid Expense	5,445	5,280

TOTAL CURRENT ASSETS	$5,445	$5,280

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Due to related party (Note 4)	$46,732	$38,193

TOTAL CURRENT LIABILITIES	46,732	38,193

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S EQUITY (DEFICIT)
Preferred Stock Authorized 5,000,000 shares preferred stock $0.001 par value	-	-
Common stock Authorized 600,000,000 shares of common stock, $0.001 par value, Issued and outstanding 1,603,413 shares of common stock	1,604	1,604
Additional paid in capital	4,311,953	4,311,953
Accumulated deficit	(4,354,844)	(4,346,470)

TOTAL STOCKHOLDER’S DEFICIT	(41,287)	(32,913)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$5,445	$5,280

The accompanying notes are an integral part of these financial statements.

F-3

AI TECHNOLOGY GROUP, INC.

STATEMENT OF OPERATIONS

(Audited)

	For the year ended December 31, 2024 (As restated)	For the year ended December 31, 2023

REVENUE	$-	$-

OPERATING EXPENSES
General and administrative	$8,374	$5,739

TOTAL OPERATING EXPENSES	(8,374)	(5,739)

NET LOSS	(8,374)	(5,739)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.01)	$(0.01)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	1,603,413	1,603,413

The accompanying notes are an integral part of these financial statements.

F-4

A1 TECHNOLOGY GROUP, INC.

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

FOR THE YEAR ENDED TO DECEMBER 31, 2024 AND 2023

(Audited)

(As Restated)

	Common Stock		Additional
	Number of shares	Amount	Paid-in Capital	Accumulated Deficit	Total

Balance, December 31, 2022	1,603,413	$1,604	$4,311,953	$(4,340,731)	$(27,174)

Net loss for the period ended December 31, 2023	-	-	-	(5,739)	(5,739)

Balance, December 31, 2023	1,603,413	1,604	4,311,953	$(4,346,470)	$(32,913)

Net loss for the period ended December 31, 2024	-	-	-	(8,374)	(8,374)

Balance, December 31, 2024	1,603,413	$1,604	$4,311,953	$(4,354,844)	$(41,287)

The accompanying notes are an integral part of these financial statements.

F-5

A1 TECHNOLOGY GROUP, INC.

STATEMENT OF CASH FLOWS

(Audited)

	For the year ended December 31, 2024 (As Restated)	For the year ended December 31, 2023 (As restated)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(8,374)	$(5,739)
Adjustments to reconcile net loss to net cash used in operating activities	-	-
Accounts payable	-	-
Prepaid expense	(165)	(5,280)
Changes in operating assets and liabilities	-	-

NET CASH USED IN OPERATING ACTIVITIES	(8,539)	(11,019)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	8,539	11,019

NET CASH PROVIDED BY FINANCING ACTIVITIES	8,539	11,019

NET INCREASE IN CASH	-	-

CASH, BEGINNING OF PERIOD	-	-

CASH, END OF PERIOD	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:

Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-6

A1 TECHNOLOGY GROUP, INC. NOTES TO FINANCIAL STATEMENTS FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023 (Audited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated on September 29, 1999 under the laws of the State of Nevada.  The primary business purpose of the Company was to undertake research and development relating to an electromagnetic motor. The Company was in the development state.  The Fiscal year end of the corporation is December 31.

On June 1, 2001, the Company's board of directors executed a unanimous written consent to amend its articles of incorporation to provide that the name of the Company be changed from Bedini Technology, Inc. to Energenx Inc. On Sep 28, 2019 the name of the company was changed to Al Technology Group, Inc. and its trading symbol was changed from EENX to AIPG (hereinafter "AIPG" or the "Company").

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $4,354,844.  As at December 31, 2024 the Company has a working capital deficit of $41,287.  The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses.  The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders’ equity and cash flows of the Company.  These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of December 31, 2024, there were no common stock equivalents outstanding.

F-7

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at December 31, 2024 the Company had not adopted a stock option plan nor had it granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – CAPITAL STOCK

The Company’s capitalization is 600,000,000 common shares with a par value of $0.001 per share and 5,000,000 preferred shares with a par value of $0.001.   No preferred shares have been issued. No rights have been established on the preferred shares.

On August 12, 2020 the Company did and 1:100 reverse stock split resulting the number of shares outstanding to become 698,872. On the same date 904,334 new shares were issued in exchange for the payoff of accounts payable.

As of December 31, 2024, total of 1,603,413 shares of common stock are outstanding

Subsequent to the period on Effective on July 29,2025, a change in control occurred.  Mr. Wan Jia Lin and Ms. Yuanmei Lin sold a total of 1,264,234 shares of the Company’s Common Stock representing 78.85 % of the total issued and outstanding Common Stock to a Company controlled by Marcus Johnson the new president and director of the Company.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended December 31, 2024 the CEO of the Company paid expenses of $8,539 on behalf of the Company. Total amount owed to the previous CEO as of December 31, 2024 is $46,732. The amounts due to related party are unsecured and non- interest-bearing with no set terms of repayment.

Subsequent to the period on Effective on July 29,2025, a change in control occurred.  Mr. Wan Jia Lin and Ms. Yuanmei Lin sold a total of 1,264,234 shares of the Company’s Common Stock representing 78.85 % of the total issued and outstanding Common Stock to a Company controlled by Marcus Johnson the new president and director of the Company. In addition, the shareholder loan outstanding as of December 31, 2024 of $47,541 has been transferred to Mr. Johnson

Subsequent to the period on July 29, 2025, in connection with the change in control, Mr. Wan Jia Lin resigned as a Director and  CEO and Ms. Yuanme Lin resigned as a Director and CFO.  Mr. Marcus M. Jonson was appointed as Director, CEO and CFO.

F-8

NOTE 5 – INCOME TAXES

A reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company’s income tax expense as reported for the years ended December 31, 2024 and 2023 is as follows:

	December 31, 2024	December 31, 2023
Net loss before income taxes per financial statements	$(8,374)	$(5,739)
Income tax rate	21%	21%
Income tax recovery	(1,759)	(1,205)
Non-deductible	-	-
Valuation allowance change	1,759	1,205
Provisions for income taxes	$-	$-

The significant component of deferred income tax assets at December 31, 2024 and 2023, is as follows:

	December 31, 2024	December 31, 2023
Net operating loss carry-forward	$1,759	$1,205
Less: valuation allowance	(1,759)	(1,205)
Net deferred income tax asset	$-	$-

The amount taken into income as deferred income tax assets must reflect that portion of the income tax loss carry forwards that is more likely-than-not to be realized from future operations.  The Company has chosen to provide a full valuation allowance against all available income tax loss carry forwards. The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

As of December 31, 2024 the Company has no unrecognized income tax benefits. The Company’s policy for classifying interest and penalties associated with unrecognized income tax benefits is to include such items as tax expense. No interest or penalties have been recorded during the year ended December 31, 2023 and no interest or penalties have been accrued as of December 31, 2024. As of December 31, 2024, the Company did not have any amounts recorded pertaining to uncertain tax positions.

The tax years from 2022 and forward remain open to examination by federal and state authorities due to net operating loss and credit carryforwards. The Company is currently not under examination by the Internal Revenue Service or any other taxing authorities.

F-9

NOTE 6 – CORRECTION OR AN ERROR/PRIOR PERIOD RESTATEMENT

During this fiscal year and subsequent audit management incorrected recorded an expense and should have been recorded as prepaid expenses and were not properly posted. Per ASC 250-10 since the error correction is material and material to financial statements previously issued.  Management is correcting the errors and restating previously issued financial statements.

Below are the tables of the December 31, 2024 accounts impacted by the correction of the error:

	Year Ended December 31, 2024
Balance Sheet	2024 Originally Reported	2024 Restated	Amount of Change
Prepaid expenses	-	5,445	(5,445)
Total Current Asset	-	5,445	(5,445)

Related parties	47,540	46,732	808

Common Stock	69,887	1,604	(68,283)
Additional Paid in Capital	4,243,670	4,311,953	68,284
Accumulated deficit	(4,361,097)	(4,354,844)	(6,253)
Total Stockholders’ deficit	(47,540)	(41,287)	(6,253)

	Year Ended December 31, 2024
Statement of Operations	2024 Originally Reported	2024 Restated	Amount of Change
Operating Expenses
General and administrative	(8,540)	(8,374)	(166)

Total Operating Expenses	(8.540)	(8,374)	(166)
Net Loss	(8,540)	(8,374)	(166)

	Year Ended December 31, 2023
Balance Sheet	2023 Originally Reported	2023 Restated	Amount of Change
Prepaid expenses	-	5,280	5,280
Total Current Asset		5,280	5,280

Due to related parties	39,001	38,193	808

Common Stock	69,887	1,604	68,283
Additional Paid in Capital	4,243,670	4,311,953	68,284
Accumulated deficit	(4,352,558)	(4,346,470)	(6,088)
Total Stockholders’ deficit	(39,001)	(32,913)	(6,088)

	Year Ended December 31, 2023
Statement of Operations	2023 Originally Reported	2023 Restated	Amount of Change
Operating Expenses
General and administrative	(11,827)	(5,739)	(6,088)

Total Operating Expenses	(11,827)	(5,739)	(6,088)
Net Loss	(11,827)	(5,739)	(6,088)

F-10

NOTE 7 – SUBSEQUENT EVENTS

Subsequent to the period on Effective on July 29,2025, a change in control occurred.  Mr. Wan Jia Lin and Ms. Yuanmei Lin sold a total of 1,264,234 shares of the Company’s Common Stock representing 78.85 % of the total issued and outstanding Stock to a Company controlled by Marcus Johnson the new president and director of the Company. In addition, the shareholder loan outstanding as of December 31, 2023 of $39,001 has been transferred to a Company controlled Mr. Johnson.

Subsequent to the period on July 29, 2025, in connection with the change in control, Mr. Wan Jia Lin resigned as a Director and  CEO and Ms. Yuanme Lin resigned as a Director and CFO.  Mr. Marcus M. Jonson was appointed as Director, CEO and CFO.

AI Technology Group Inc. entered into a definitive agreement dated August 1 with Biomed360 Solutions Corp. and AVM Biotechnology Inc. (“AVM”) that contemplates the acquisition of AVM by AI through the issuance of shares of AI to the shareholders of AVM.  The agreement also requires AI to provide certain convertible loans to AVM over the next several months prior to closing.  Closing of this proposed transaction is subject to a number of conditions customary for transactions of this type. There is no assurance that this transaction will close.

The Company has evaluated subsequent events through September 10, 2025 which is the date the financial statements were available to be issued. The Company had invoices paid on behalf of the Company by its president subsequent to the period of $18,996. Total amount owing to the Company’s president as of September 3, 2025 is $67,376.  The amounts due to related party are unsecured and non- interest-bearing with no set terms of repayment.

F-11

AI TECHNOLOGY GROUP, INC.

FINANCIAL STATEMENTS

(unaudited)

March 31, 2025

F-12

AI TECHNOLOGY GROUP, INC.

BALANCE SHEET

	March 31, 2025 (unaudited restated)	December 31, 2024 (As restated)

ASSETS

CURRENT ASSETS
Prepaid Expenses	$3,959	$5,445

TOTAL CURRENT ASSETS	$-	$-

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$37	$-
Due to related party (Note 4)	47,332	46,732

TOTAL CURRENT LIABILITIES	47,369	46,732

COMMITMENTS AND CONTINGENCIES STOCKHOLDER’S EQUITY (DEFICIT)
Preferred Stock Authorized 5,000,000 shares preferred stock $0.001 par value	-	-
Common stock Authorized 600,000,000 shares of common stock, $0.001 par value, Issued and outstanding 1,603,413 shares of common stock	1,604	1,604
Additional paid in capital	4,311,953	4,311,953
Accumulated deficit	(4,356,967)	(4,354,844)

TOTAL STOCKHOLDER’S DEFICIT	(43,410)	(41,287)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$3,959	$5,445

The accompanying notes are an integral part of these financial statements.

F-13

AI TECHNOLOGY GROUP, INC.

STATEMENT OF OPERATIONS

	Three months ended March 31, 2025 (As restated)	Three months ended March 31, 2024 (As restated)

REVENUE	$-	$-

OPERATING EXPENSES
General and administrative	$2,123	$609

TOTAL OPERATING EXPENSES	(2,123)	(609)

NET LOSS	(2,123)	(609)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	1,603,413	1,603,413

The accompanying notes are an integral part of these financial statements.

F-14

AI TECHNOLOGY GROUP, INC.

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

For the Three months ended March 31, 2025

(As Restated)

	Common Stock		Additional
	Number of shares	Amount	Paid-in Capital	Accumulated Deficit	Total

Balance, December 31, 2024	1,603,413	$1,604	$4,311,953	$4,354,844	$(41,287)

Net loss for the period ended March 31, 2025	-	-	-	(2,123)	(2,123)

Balance, March 31, 2025	1,603,413	$1,604	$4,311,953	$(4,356,967)	$(43,410)

F-15

AI TECHNOLOGY GROUP, INC.

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

For the Three months ended March 31, 2024

(As Restated)

	Common Stock		Additional
	Number of shares	Amount	Paid-in Capital	Accumulated Deficit	Total

Balance, December 31, 2023	1,603,413	$1,604	$4,311,953	$4,346,470	$(32,913)

Net loss for the period ended March 31, 2024	-	-	-	(609)	(609)

Balance, March 31, 2024	1,603,413	$1,604	$4,311,953	$(4,347,079)	$(33,522)

The accompanying notes are an integral part of these financial statements.

F-16

AI TECHNOLOGY GROUP, INC.

STATEMENT OF CASH FLOWS

	Three months ended March 31, 2025 (As Restated)	Three months ended March 31, 2024 (As Restated)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(2,123)	$(609)
Adjustments to reconcile net loss to net cash used in operating activities	-	-
Accounts payable	38	-
Prepaid expenses	1,485	-
Changes in operating assets and liabilities	-	-

NET CASH USED IN OPERATING ACTIVITIES	(600)	(609)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	600	609

NET CASH PROVIDED BY FINANCING ACTIVITIES	600	609

NET INCREASE IN CASH	-	-

CASH, BEGINNING OF PERIOD	-	-

CASH, END OF PERIOD	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:

Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-17

A1 TECHNOLOGY GROUP, INC. NOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2025 (Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated on September 29, 1999 under the laws of the State of Nevada.  The primary business purpose of the Company was to undertake research and development relating to an electromagnetic motor. The Company was in the development state.  The Fiscal year end of the corporation is December 31.

On June 1, 2001, the Company's board of directors executed a unanimous written consent to amend its articles of incorporation to provide that the name of the Company be changed from Bedini Technology, Inc. to Energenx Inc. On Sep 28, 2019 the name of the company was changed to Al Technology Group, Inc. and its trading symbol was changed from EENX to AIPG (hereinafter "AIPG" or the "Company").

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $4,356,967.  As at March 31, 2025 the Company has a working capital deficit of $43,410.  The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses.  The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to Form 10-Q.  They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements.  However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the fiscal year ended December 31, 2024 included in the Company’s Form 10 filed with the Securities and Exchange Commission.  The unaudited financial statements should be read in conjunction with those financial statements included in the Form 10. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended March 31, 2025 are not necessarily indicative of the results that may be expected for the year ending December 31, 2025.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of March 31, 2025, there were no common stock equivalents outstanding.

F-18

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at March 31, 2025 the Company had not adopted a stock option plan nor had it granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – CAPITAL STOCK

The Company’s capitalization is 600,000,000 common shares with a par value of $0.001 per share and 5,000,000 preferred shares with a par value of $0.001.   No preferred shares have been issued. No rights have been established on the preferred shares.

On August 12, 2020 the Company did and 1:100 reverse stock split resulting the number of shares outstanding to become 698,872. On the same date 904,334 new shares were issued in exchange for the payoff of accounts payable.

As of March 31, 2025, total of 1,603,413 shares of common stock are outstanding

Subsequent to the period on Effective on July 29,2025, a change in control occurred.  Mr. Wan Jia Lin and Ms. Yuanmei Lin sold a total of 1,264,234 shares of the Company’s Common Stock representing 78.85 % of the total issued and outstanding Common Stock to the Company controlled by Marcus Johnson the new president and director of the Company.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended March 31, 2025 the CEO of the Company paid expenses of $600 on behalf of the Company. Total amount owed to the previous CEO as of March 31, 2025 is $47,332. The amounts due to related party are unsecured and non- interest-bearing with no set terms of repayment.

Subsequent to the period on Effective on July 29,2025, a change in control occurred.  Mr. Wan Jia Lin and Ms. Yuanmei Lin sold a total of 1,264,234 shares of the Company’s Common Stock representing 78.85 % of the total issued and outstanding Common Stock to a Company controlled Marcus Johnson the new president and director of the Company. In addition, the shareholder loan outstanding as of December 31, 2024 of $47,332 has been transferred to a Company controlled by Mr. Johnson

Subsequent to the period on July 29, 2025, in connection with the change in control, Mr. Wan Jia Lin resigned as a Director and  CEO and Ms. Yuanme Lin resigned as a Director and CFO.  Mr. Marcus M. Jonson was appointed as Director, CEO and CFO.

F-19

NOTE 5 –CORRECTION OR AN ERROR/PRIOR PERIOD RESTATEMENT

During this Three month period ended March 31, 2025 and subsequent audit management incorrected recorded an expense and should have been recorded as prepaid expenses and were not properly posted. Per ASC 250-10 since the error correction is material and material to financial statements previously issued.  Management is correcting the errors and restating previously issued financial statements.

Below are the tables of the March 31, 2025 accounts impacted by the correction of the error:

	For the Three Months Ended March 31, 2025
Balance Sheet	2025 Originally Reported	2025 Restated	Amount of Change
Prepaid expenses	-	3,959	(3,959)
Total Current Asset	-	3,959	(3,959)

Related Parties	49,086	47,332	1,754

Common Stock	69,887	1,604	(68,283)
Additional Paid in Capital	4,243,670	4,311,953	68,284
Accumulated deficit	(4,362,643)	(4,356,967)	(5,676)
Total Stockholders’ deficit	(49,086)	(43,410)	(5,676)

	For the Three Months Ended March 31, 2025
Statement of Operations	2025 Originally Reported	2025 Restated	Amount of Change
Operating Expenses
General and administrative	(1,546)	(2,123)	(577)

Total Operating Expenses	(1,546)	(2,123)	(577)
Net Loss	(1,546)	(2,123)	(577)

	Year Ended December 31, 2024
Balance Sheet	2024 Originally Reported	2024 Restated	Amount of Change
Prepaid expenses	-	5,445	(5,445)
Total Current Asset	-	5,445	(5,445)

Related parties	47,540	46,732	808

Common Stock	69,887	1,604	(68,283)
Additional Paid in Capital	4,243,670	4,311,953	68,284
Accumulated deficit	(4,361,097)	(4,354,844)	(6,253)
Total Stockholders’ deficit	(47,540)	(41,287)	(6,253)

F-20

NOTE 6 – SUBSEQUENT EVENTS

Subsequent to the period on Effective on July 29,2025, a change in control occurred.  Mr. Wan Jia Lin and Ms. Yuanmei Lin sold a total of 1,264,234 shares of the Company’s Common Stock representing 78.85 % of the total issued and outstanding Common Stock to a Company controlled by Marcus Johnson the new president and director of the Company.

Subsequent to the period on July 29, 2025, in connection with the change in control, Mr. Wan Jia Lin resigned as a Director and  CEO and Ms. Yuanme Lin resigned as a Director and CFO.  Mr. Marcus M. Jonson was appointed as Director, CEO and CFO.

AI Technology Group Inc. entered into a definitive agreement dated August 1 with Biomed360 Solutions Corp. and AVM Biotechnology Inc. (“AVM”) that contemplates the acquisition of AVM by AI through the issuance of shares of AI to the shareholders of AVM.  The agreement also requires AI to provide certain convertible loans to AVM over the next several months prior to closing.  Closing of this proposed transaction is subject to a number of conditions customary for transactions of this type. There is no assurance that this transaction will close.

The Company has evaluated subsequent events through September 10, 2025 which is the date the financial statements were available to be issued. The Company had invoices paid on behalf of the Company by its president subsequent to the period of $18,996. Total amount owing to the Company’s president as of September 10, 2025 is $67,376.  The amounts due to related party are unsecured and non- interest-bearing with no set terms of repayment.

F-21

AI TECHNOLOGY GROUP, INC.

FINANCIAL STATEMENTS

(unaudited)

June 30, 2025

F-22

AI TECHNOLOGY GROUP, INC.

BALANCE SHEET

	June 30, 2025 (Unaudited restated)	December 31, 024 (As Restated)

ASSETS

CURRENT ASSETS
Prepaid Expenses	$2,474	$5,445

TOTAL CURRENT ASSETS	$-	$-

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable	$200	$-
Due to related party (Note 4)	47,822	46,732

TOTAL CURRENT LIABILITIES	48,022	46,732

COMMITMENTS AND CONTINGENCIES STOCKHOLDER’S EQUITY (DEFICIT)
Preferred Stock Authorized 5,000,000 shares preferred stock $0.001 par value	-	-
Common stock Authorized 600,000,000 shares of common stock, $0.001 par value, Issued and outstanding 1,603,413 shares of common stock	1,604	1,604
Additional paid in capital	4,311,953	4,311,953
Accumulated deficit	(4,359,105)	(4,354,844)

TOTAL STOCKHOLDER’S DEFICIT	(45,548)	(41,287)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)	$2,474	$5,445

The accompanying notes are an integral part of these financial statements.

F-23

AI TECHNOLOGY GROUP, INC.

STATEMENT OF OPERATIONS

	Three months ended June 30, 2025 (As Restated)	Three months ended June 30, 2024 (As Restated)	Six months ended June 30, 2025 (As Restated)	Six months ended June 30, 2024 (As Restated)

REVENUE	$-	$-

OPERATING EXPENSES
General and administrative	$2,138	$603	$4,260	$1,212

TOTAL OPERATING EXPENSES	(2,138)	(603)	(4,260)	(1,212)

NET LOSS	(2,138)	(603)	(4,260)	(1,212)

NET LOSS PER COMMON SHARE – BASIC AND DILUTED	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	1,603,413	1,603,413	1,603,413	1,603,413

The accompanying notes are an integral part of these financial statements.

F-24

AI TECHNOLOGY GROUP, INC.

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

For the Six months ended June 30, 2025

(As Restated)

	Common Stock		Additional
	Number of shares	Amount	Paid-in Capital	Accumulated Deficit	Total

Balance, December 31, 2024	1,603,413	$1,604	$4,311,953	$4,354,844	$(41,287)

Net loss for the period ended March 31, 2025	-	-	-	(2,123)	(2,123)

Balance, March 31, 2025	1,603,413	$1,604	$4,311,953	$(4,356,967)	$(43,410

Net loss for the period ended June 30, 2025	-	-	-	(2,138)	(2,138)

Balance, June 30, 2025	1,603,413	$1,604	$4,311,953	$(4,359,105)	$(45,548)

F-25

AI TECHNOLOGY GROUP, INC.

STATEMENT OF STOCKHOLDER’S EQUITY (DEFICIT)

For the Six months ended June 30, 2024

(As Restated)

	Common Stock		Additional
	Number of shares	Amount	Paid-in Capital	Accumulated Deficit	Total

Balance, December 31, 2023	1,603,413	$1,604	$4,311,953	$4,346,470	$(32,913)

Net loss for the period ended March 31, 2024	-	-	-	(609)	(609)

Balance, March 31, 2024	1,603,413	$1,604	$4,311,953	$(4,347,079)	$(33,522)

Net loss for the period ended June 30, 2024	-	-	-	(603)	(603)

Balance, June 30, 2024	1,603,413	$1,604	$4,311,953	$(4,347,682)	$(34,125)

The accompanying notes are an integral part of these financial statements.

F-26

AI TECHNOLOGY GROUP, INC.

STATEMENT OF CASH FLOWS

	Six months ended June 30, 2025 (As Restated)	Six months ended June 30, 2024 (As Restated)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(4,260)	$(609)
Adjustments to reconcile net loss to net cash used in operating activities	-	-
Accounts payable	200	-
Prepaid expenses	2,970	-
Changes in operating assets and liabilities	-	-

NET CASH USED IN OPERATING ACTIVITIES	(1,090)	(609)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	1,090	609

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,090	609

NET INCREASE IN CASH	-	-

CASH, BEGINNING OF PERIOD	-	-

CASH, END OF PERIOD	$-	$-

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH INVESTING AND FINANCING ACTIVITIES:

Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

F-27

A1 TECHNOLOGY GROUP, INC. NOTES TO FINANCIAL STATEMENTS
FOR THE SIX MONTHS ENDED JUNE 30, 2025 (Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated on September 29, 1999 under the laws of the State of Nevada.  The primary business purpose of the Company was to undertake research and development relating to an electromagnetic motor. The Company was in the development state.  The Fiscal year end of the corporation is December 31.

On June 1, 2001, the Company's board of directors executed a unanimous written consent to amend its articles of incorporation to provide that the name of the Company be changed from Bedini Technology, Inc. to Energenx Inc. On Sep 28, 2019 the name of the company was changed to Al Technology Group, Inc. and its trading symbol was changed from EENX to AIPG (hereinafter "AIPG" or the "Company").

Going concern

To date the Company has 9,105generated no revenues from its business operations and has incurred operating losses since inception of $4,35.  As at June 30, 2025 the Company has a working capital deficit of $45,548.  The Company will require additional funding to meet its ongoing obligations and to fund anticipated operating losses.  The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to Form 10-Q.  They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements.  However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the fiscal year ended December 31, 2024 included in the Company’s Form 10 filed with the Securities and Exchange Commission.  The unaudited financial statements should be read in conjunction with those financial statements included in the Form 10. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the six months ended June 30, 2025 are not necessarily indicative of the results that may be expected for the year ending December 31, 2025.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amount of the Company’s financial assets and liabilities approximates their fair values due to their short-term maturities.

F-28

Loss per Common Share

The basic loss per share is calculated by dividing the Company’s net loss available to common shareholders by the weighted average number of common shares during the year. The diluted loss per share is calculated by dividing the Company’s net loss available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted loss per share is the same as basic loss per share due to the lack of dilutive items in the Company. As of June 30, 2025, there were no common stock equivalents outstanding.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at June 30, 2025 the Company had not adopted a stock option plan nor had it granted any stock options.  Accordingly, no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 3 – CAPITAL STOCK

The Company’s capitalization is 600,000,000 common shares with a par value of $0.001 per share and 5,000,000 preferred shares with a par value of $0.001.   No preferred shares have been issued. No rights have been established on the preferred shares.

On August 12, 2020 the Company did and 1:100 reverse stock split resulting the number of shares outstanding to become 698,872. On the same date 904,334 new shares were issued in exchange for the payoff of accounts payable.

As of June 30, 2025, total of 1,603,413 shares of common stock are outstanding

Subsequent to the period on Effective on July 29,2025, a change in control occurred.  Mr. Wan Jia Lin and Ms. Yuanmei Lin sold a total of 1,264,234 shares of the Company’s Common Stock representing 78.85 % of the total issued and outstanding Common Stock to a Company controlled by Marcus Johnson the new president and director of the Company.

F-29

NOTE 4 – RELATED PARTY TRANSACTIONS

During the period ended March 31, 2025 the CEO of the Company paid expenses of $1,090 on behalf of the Company. Total amount owed to the previous CEO as of June 30, 2025 is $47,822. The amounts due to related party are unsecured and non- interest-bearing with no set terms of repayment.

Subsequent to the period on Effective on July 29,2025, a change in control occurred.  Mr. Wan Jia Lin and Ms. Yuanmei Lin sold a total of 1,264,234 shares of the Company’s Common Stock representing 78.85 % of the total issued and outstanding Common Stock to a Company controlled Marcus Johnson the new president and director of the Company. In addition, the shareholder loan outstanding as of December 31, 2024 of $46,732 has been transferred to a Company controlled by Mr. Johnson

Subsequent to the period on July 29, 2025, in connection with the change in control, Mr. Wan Jia Lin resigned as a Director and  CEO and Ms. Yuanme Lin resigned as a Director and CFO.  Mr. Marcus M. Jonson was appointed as Director, CEO and CFO.

NOTE 5 –CORRECTION OR AN ERROR/PRIOR PERIOD RESTATEMENT

During this Six -month period ended June 30, 2025 and subsequent audit management incorrected recorded an expense and should have been recorded as prepaid expenses and were not properly posted. Per ASC 250-10 since the error correction is material and material to financial statements previously issued.  Management is correcting the errors and restating previously issued financial statements.

Below are the tables of the June 30, 2025 accounts impacted by the correction of the error:

	For the Six Months Ended June 30, 2025
Balance Sheet	2025 Originally Reported	2025 Restated	Amount of Change
Prepaid expenses	-	2,474	(2,474)
Total Current Asset	-	2,474	(2,474)

Related Parties	49,776	47,822	1,954

Common Stock	69,887	1,604	(68,283)
Additional Paid in Capital	4,243,670	4,311,953	68,284
Accumulated deficit	(4,363,333)	(4,359,105)	(4,228)
Total Stockholders’ deficit	(49,776)	(45,548)	(4,228)

	For the Six Months Ended June 30, 2025
Statement of Operations	2025 Originally Reported	2025 Restated	Amount of Change
Operating Expenses
General and administrative	(2,236)	(4,260)	(946)

Total Operating Expenses	(2,236)	(4,260)	(946)
Net Loss	(2,236)	(4,260)	(946)

	Year Ended December 31, 2024
Balance Sheet	2024 Originally Reported	2024 Restated	Amount of Change
Prepaid expenses	-	5,445	(5,445)
Total Current Asset	-	5,445	(5,445)

Related parties	47,540	46,732	808

Common Stock	69,887	1,604	(68,283)
Additional Paid in Capital	4,243,670	4,311,953	68,284
Accumulated deficit	(4,361,097)	(4,354,844)	(6,253)
Total Stockholders’ deficit	(47,540)	(41,287)	(6,253)

F-30

NOTE 6 – SUBSEQUENT EVENTS

Subsequent to the period and effective on July 29,2025, a change in control occurred.  Mr. Wan Jia Lin and Ms. Yuanmei Lin sold a total of 1,264,234 shares of the Company’s Common Stock representing 78.85 % of the total issued and outstanding Common Stock to a Company controlled by Marcus Johnson the new president and director of the Company.

Subsequent to the period on July 29, 2025, in connection with the change in control, Mr. Wan Jia Lin resigned as a Director and  CEO and Ms. Yuanme Lin resigned as a Director and CFO.  Mr. Marcus M. Jonson was appointed as Director, CEO and CFO.

AI Technology Group Inc. entered into a definitive agreement dated August 1 with Biomed360 Solutions Corp. and AVM Biotechnology Inc. (“AVM”) that contemplates the acquisition of AVM by AI through the issuance of shares of AI to the shareholders of AVM.  The agreement also requires AI to provide certain convertible loans to AVM over the next several months prior to closing.  Closing of this proposed transaction is subject to a number of conditions customary for transactions of this type. There is no assurance that this transaction will close.

The Company has evaluated subsequent events through September 10, 2025 which is the date the financial statements were available to be issued. The Company had invoices paid on behalf of the Company by its president subsequent to the period of $18,996. Total amount owing to the Company’s president as of September 20, 2025 is $67,376.  The amounts due to related party are unsecured and non- interest-bearing with no set terms of repayment.

F-31

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a) Financial Statements.

The financial statements and related notes are included as part of this Form 10 registration statement as indexed in the appendix on pages F-1 to F-31.

Exhibits and Financial Statement Schedules.

Exhibit 3(i)	Articles of Incorporation of AI Technology Group Inc.

Exhibit 3(ii)	Bylaws of AI Technology Group Inc.

Exhibit 10	Agreement and Plan of Merger

Exhibit 23

Consent of independent registered public accounting firm dated September 13, 2025 regarding the use in this Registration Statement of their report of the auditors and financial statements of AI Technology Group Inc.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AI TECHNOLOGY GROUP INC.

Dated: September 15, 2025	/s/ Marcus Johnson
Marcus Johnson
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

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